GEHL COMPANY

                          RETIREMENT INCOME PLAN "B"



  As Amended and Restated By the Board of Director's as of December 16, 1994



                                 GEHL COMPANY
                          RETIREMENT INCOME PLAN "B"

                                     INDEX

                                                                          Page

ARTICLE I.  PURPOSE

ARTICLE II.  DEFINITIONS AND CONSTRUCTION
     Section 2.01.  Definitions . . . . . . . . . . . . . . . . . . . . .    1
     Section 2.02.  Construction  . . . . . . . . . . . . . . . . . . . .    4

ARTICLE III.  PARTICIPATION AND SERVICE
     Section 3.01.  Participation . . . . . . . . . . . . . . . . . . . .    5
     Section 3.02.  Benefit Accrual Service . . . . . . . . . . . . . . .    5
     Section 3.03.  Vesting Service . . . . . . . . . . . . . . . . . . .    5
     Section 3.04.  Break in Service  . . . . . . . . . . . . . . . . . .    6
     Section 3.05.  Hour of Service . . . . . . . . . . . . . . . . . . .    7
     Section 3.06.  Transfer of Employment  . . . . . . . . . . . . . . .    7

ARTICLE IV.  REQUIREMENTS FOR RETIREMENT BENEFITS
     Section 4.01.  Normal Retirement . . . . . . . . . . . . . . . . . .    8
     Section 4.02.  Early Retirement  . . . . . . . . . . . . . . . . . .    8
     Section 4.03.  Disability Retirement . . . . . . . . . . . . . . . .    8
     Section 4.04.  Deferred Vested Pension . . . . . . . . . . . . . . .    9
     Section 4.05.  Pre-Retirement Surviving Spouse Annuity
                    Pension . . . . . . . . . . . . . . . . . . . . . . .    9

ARTICLE V.  BENEFIT ACCRUAL; AMOUNT OF BENEFIT
     Section 5.01.  Benefit Accrual . . . . . . . . . . . . . . . . . . .   11
     Section 5.02.  Normal Retirement Pension . . . . . . . . . . . . . .   11
     Section 5.03.  Deferred Retirement Pension . . . . . . . . . . . . .   11
     Section 5.04.  Early Retirement Pension  . . . . . . . . . . . . . .   11
     Section 5.05.  Deferred Vested Pension . . . . . . . . . . . . . . .   12
     Section 5.06.  Pre-Retirement Surviving Spouse Annuity
                    Pension . . . . . . . . . . . . . . . . . . . . . . .   13
     Section 5.07.  Disability Pension  . . . . . . . . . . . . . . . . .   13
     Section 5.08.  Small Pension Payments  . . . . . . . . . . . . . . .   13
     Section 5.09.  Actuarial Equivalents . . . . . . . . . . . . . . . .   13

ARTICLE VI. MANNER AND FORM OF PAYMENT AND OPTIONAL
            BENEFITS
     Section 6.01.  Participant's Retirement Benefit  . . . . . . . . . .   14
     Section 6.02.  Eligible Spouse Benefit . . . . . . . . . . . . . . .   14
     Section 6.03.  Life Annuity  . . . . . . . . . . . . . . . . . . . .   14
     Section 6.04.  Joint and Survivor Life Annuity . . . . . . . . . . .   14
     Section 6.05.  Period Certain Life Annuity . . . . . . . . . . . . .   15
     Section 6.06.  Annuity Election Conditions . . . . . . . . . . . . .   15
     Section 6.07.  Disability Pension  . . . . . . . . . . . . . . . . .   15
     Section 6.08.  Beneficiary Designations  . . . . . . . . . . . . . .   16
     Section 6.09.  Reemployment After Termination of
                    Employment  . . . . . . . . . . . . . . . . . . . . .   16
     Section 6.10.  Early Retirement Window . . . . . . . . . . . . . . .   17
     Section 6.11.  Early Retirement Window . . . . . . . . . . . . . . .   18
     Section 6.12.  Early Retirement Window . . . . . . . . . . . . . . .   18
     Section 6.13.  Direct Transfer of Eligible Rollover
                    Distributions . . . . . . . . . . . . . . . . . . . .   19

ARTICLE VII.  PLAN FINANCING:  CONTRIBUTIONS AND FUNDING
     Section 7.01.  Purpose of Funding  . . . . . . . . . . . . . . . . .   20
     Section 7.02.  Contributions . . . . . . . . . . . . . . . . . . . .   20
     Section 7.03.  Management Form . . . . . . . . . . . . . . . . . . .   20

ARTICLE VIII.  ADMINISTRATION
     Section 8.01.  Allocation of Responsibility Among
                    Fiduciaries for Plan Administration . . . . . . . . .   20
     Section 8.02.  Appointment of Committee  . . . . . . . . . . . . . .   21
     Section 8.03.  Claims Procedure  . . . . . . . . . . . . . . . . . .   21
     Section 8.04.  Records and Reports . . . . . . . . . . . . . . . . .   21
     Section 8.05.  Other Committee Powers and Duties . . . . . . . . . .   21
     Section 8.06.  Rules and Decisions.    . . . . . . . . . . . . . . .   22
     Section 8.07.  Committee Procedures  . . . . . . . . . . . . . . . .   22
     Section 8.08.  Authorization of Benefit Payments . . . . . . . . . .   23
     Section 8.09.  Application and Forms for Pension . . . . . . . . . .   23
     Section 8.10.  Facility of Payment . . . . . . . . . . . . . . . . .   23

ARTICLE IX.  AMENDMENT AND TERMINATION OF THE PLAN
     Section 9.01.  Amendment of the Plan . . . . . . . . . . . . . . . .   23
     Section 9.02.  Termination of the Plan . . . . . . . . . . . . . . .   23
     Section 9.03.  Allocation of Assets Upon Plan
                    Termination . . . . . . . . . . . . . . . . . . . . .   24
     Section 9.04.  Merger or Consolidation . . . . . . . . . . . . . . .   24

ARTICLE X.  MISCELLANEOUS PROVISIONS
     Section 10.01.  Evidence of Survival . . . . . . . . . . . . . . . .   24
     Section 10.02.  Misstated Information  . . . . . . . . . . . . . . .   24
     Section 10.03.  Action by Company  . . . . . . . . . . . . . . . . .   24
     Section 10.04.  Nonguarantee of Employment . . . . . . . . . . . . .   25
     Section 10.05.  Rights of Plan Assets  . . . . . . . . . . . . . . .   25
     Section 10.06.  Non-alienation of Benefits . . . . . . . . . . . . .   25
     Section 10.07.  Notice of Change of Address  . . . . . . . . . . . .   25
     Section 10.08.  Canadian Law . . . . . . . . . . . . . . . . . . . .   25
     Section 10.09.  Top-Heavy Restrictions . . . . . . . . . . . . . . .   26
     Section 10.10.  Maximum Benefit  . . . . . . . . . . . . . . . . . .   28
     Section 10.11.  Limitations on Benefits for Highly
                     Compensated Employees  . . . . . . . . . . . . . . .   28
     Section 10.12.  Retroactive Effective Date . . . . . . . . . . . . .   29


                              ARTICLE I.  PURPOSE


          Effective as of May 1, 1957, GEHL COMPANY, a Wisconsin corporation with its principal place of business located in West Bend, Wisconsin, adopted the GEHL COMPANY RETIREMENT INCOME PLAN "B" to provide retirement benefits for eligible employees.

          The Plan was subsequently amended, restated as of May 1, 1976, January 1, 1984, January 1, 1989 and January 1, 1991. This restatement is effective December 16, 1994.

          The Plan is intended to meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          The provisions of this Plan shall apply only to an employee who terminates employment on or after the Effective Date. The rights and benefits, if any, of a former employee shall be determined in accordance with the prior provisions of the Plan in effect on the date his employment terminated.

          The cost of the Plan shall be paid entirely by the Company. The benefits provided under the Plan are in addition to the benefits one shall receive from Social Security.


                   ARTICLE II.  DEFINITIONS AND CONSTRUCTION


          Section 2.01. Definitions. Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

          (a)  Accrued Benefit:  The amount determined in accordance with
Section 5.01 for Retirement at Normal Retirement Date.

          (b) Actuary: The individual actuary or firm of actuaries selected by the Committee to provide actuarial services in connection with the administration of the Plan.

          (c) Authorized Leave of Absence: Any absence authorized by the Company under the Company's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Participant returns within the period specified in the Authorized Leave of Absence.

          (d) Average Monthly Compensation: One-sixtieth (1/60th) of a Participant's Compensation received from the Company for the highest five (5) consecutive calendar years within the last ten (10) calendar years preceding the date of his termination of employment with the Company. For any period of authorized absence, an Employee shall be deemed to have received compensation at the rate in effect immediately preceding such absence.

          (e) Beneficiary: The person designated in writing to receive any benefits upon the death of a Participant. If no such designation is made or if the designated person is not living at the death of a Participant, the Beneficiary shall be the deceased Participant's spouse at his date of death, if living, otherwise the estate of the Participant.

          (f) Benefit Accrual Service: The period of a Participant's employment considered in determining the amount of benefit payable to or on behalf of a Participant in accordance with Section 3.02.

          (g)  Board:  The Board of Directors of the Company.

          (h)  Committee:  The persons appointed under the provisions of
Article VIII to administer the Plan.

          (i) Company: Gehl Company, a corporation organized and existing under the laws of the State of Wisconsin, or its successor or successors.

          (j) Compensation: An Employee's basic wages or salary from the Company before deductions, including any salary reduction deferrals pursuant to a cash or deferred arrangement or a cafeteria plan pursuant to Internal Revenue Code Sections 401(k) or 125, but exclusive of bonuses, overtime, long-term disability benefits or other additional compensation as determined in accordance with uniform rules, regulations and standards as may be prescribed by the Company; provided, however, that in the case of a salary-plus-commission Employee, the term "compensation" shall mean seventy-five percent (75%) of such Employee's aggregate guaranteed salary and commission from the Company. With respect to any Employee terminating employment on or after January 1, 1984, (other than an officer of the Company) who during 1982 or 1983, due to adverse business conditions, received a salary reduction or was temporarily laid off, the term "compensation" for such applicable calendar years shall mean the Employee's base monthly salary prior to such reduction or layoff times twelve (12).

          The maximum annual compensation taken into account hereunder for purposes of calculating any Participant's accrued benefit (including the right to any optional benefit) and for all other purposes under the Plan shall be $150,000 (or such higher amount permitted pursuant to Code Section 401(a)(17)). For purposes of calculating this maximum for any 5 percent owner or highly compensated employee who is in the group of ten employees paid the greatest compensation during the year, pursuant to Code Section 414(q)(6), the compensation of a spouse or a lineal descendant under age nineteen before the end of the Plan Year shall be treated as if paid to the employee.

          (k) Deferred Retirement Date: The first day of the month after the Normal Retirement Date coinciding with or next following the date a Participant actually retires from employment with the Company.

          (l) Disability: A physical or mental condition which totally and presumably permanently prevents a Participant from engaging in any substantially gainful activity as determined in accordance with the provisions of Section 4.03.

          (m) Early Retirement Date: The first day of any month before his Normal Retirement Date in which a Participant elects to retire, provided he has completed five (5) years of Vesting Service and has attained his 55th birthday.

          (n) Effective Date: December 16, 1994, the date on which the provisions of this amended and restated Plan became effective.

          (o) Eligible Spouse: The person to whom a Participant is legally married on the date his benefits hereunder commence, or if benefits have not previously commenced, the person to whom the Participant is legally married at his date of death and has been so married during the 12-month period immediately preceding his date of death.

          (p)  Employee:  Any person who:

              (i)   is employed on other than a temporary basis;

             (ii) is receiving remuneration for personal services rendered to the Company (or would be receiving such remuneration except for an Authorized Leave of Absence) and is not covered under any other defined benefit retirement plan qualified under the Internal Revenue Code to which the Company contributes; and

            (iii) is either employed in Canada or at the West Bend, Wisconsin facility or as of December 31, 1989 was employed in a salaried position exempt from the Fair Labor Standards Act at the Madison, South Dakota facility.

Persons working at Company facilities which are acquired or otherwise made operational after the Effective Date shall become Employees only upon specific action of the Board. A person who is a "leased employee" within the meaning of Code Section 414(n) and (o) shall not be eligible to participate in the Plan, but in the event such a person was participating or subsequently becomes eligible to participate herein, credit shall be given for the person's service as a leased employee toward completion of the Plan's eligibility and vesting requirements, including any service for a member of the controlled group or affiliated service group, if applicable.

          (q) ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

          (r)  Fund:  The assets held under the Plan by the Trustee.

          (s) Normal Retirement Date: The first day of the calendar month coincident with or immediately following the Participant's 65th birthday.

          (t) Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.01.

          (u) Plan: Gehl Company Retirement Income Plan "B," the Plan set forth herein, as amended from time to time.

          (v) Plan Year: The 12-month period commencing on January 1 and ending on December 31.

          (w) Retirement: Termination of employment for reason other than death after a Participant has fulfilled all requirements for a Normal, Early or Disability Retirement Pension. Retirement shall be considered as commencing on the day immediately following a Participant's last day of employment (or Authorized Leave of Absence, if later).

          (x) Trustee: First Bank (N.A.) or any other duly appointed successor trustee.

          (y) Vesting Service: The period of a Participant's employment considered in the determination of his eligibility for benefits under the Plan, in accordance with Section 3.03.

          Section 2.02. Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan, not to any particular provision or section.


                    ARTICLE III.  PARTICIPATION AND SERVICE


          Section 3.01. Participation. Each Employee shall become a Participant in the Plan as follows:

          (a) Any Employee included under the prior provisions of the Plan as of the Effective Date shall continue to participate in accordance with the provisions of this amended and restated Plan.

          (b) The participation of any other eligible Employee shall commence on his date of employment.

          After a Break in Service, the provisions of Section 3.04 shall be applicable.

          Section 3.02. Benefit Accrual Service. A Participant shall receive credit for a full year Benefit Accrual Service, or fraction thereof, based on the Months of Service completed during each Plan Year in accordance with the following schedule:

          Months of Service         Benefit Accrual Service

              12                          1 year
              11                      9/10 of a year
              10                      8/10 of a year
               9                      8/10 of a year
               8                      7/10 of a year
               7                      6/10 of a year
               6                      5/10 of a year
               5                      4/10 of a year
               4                      3/10 of a year
               3                      2/10 of a year
               2                      2/10 of a year
               1                      1/10 of a year

          Years of Benefit Accrual Service shall be the sum of each year of Benefit Accrual Service not forfeited due to a Break in Service in accordance with Section 3.04. For all purposes of the Plan, a Month of Service is credited for any calendar month in which a Participant completes at least one
(1) Hour of Service.

          Section 3.03. Vesting Service. (a) Prior to May 1, 1976, an Employee shall be credited with "Continuous Service" in accordance with the terms of the Plan in effect on April 30, 1976.

          (b) For service after May 1, 1976, the following schedule shall apply based on the number of hours credited during the Plan Year:

       Months of Service             Vesting Service

               6                          1 year
               5                      4/10 of a year
               4                      3/10 of a year
               3                      2/10 of a year
               2                      2/10 of a year
               1                      1/10 of a year

          For all purposes of the Plan, a Month of Service is credited for any calendar month in which a Participant completes at least one (1) Hour of Service. In crediting years of service, the Plan shall take into account service with any member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group member as defined in Code Sections 414(b), (c) and (m) that includes the Company.

          (c) Years of Vesting Service shall be the sum of each year of Vesting Service not forfeited due to a Break in Service in accordance with
Section 3.04.

          Section 3.04. Break in Service. A one (1) year Break in Service occurs when a Participant does not complete any Hours of Service during a Plan Year. However, a one (1) year Break in Service shall not occur during periods of military service or an Authorized Leave of Absence during which the Employee's rights were covered by law. A six (6) year Break in Service occurs when a Participant incurs six (6) one year Breaks in Service consecutively.

          Prior to January 1, 1985, if an Employee incurs a one year Break in Service before he completes ten (10) years of Vesting Service, and the number of consecutive one year Breaks in Service equals or exceeds his years of Vesting Service prior to such Break in Service, he shall be treated upon reemployment as a new Employee for all purposes of the Plan. For any Employee whose Vesting Service had not been canceled pursuant to such rule as of December 31, 1984, an Employee shall only be treated as a new Employee upon reemployment if he incurs a six (6) year Break in Service before he completes ten (10) years of Vesting Service and the number of consecutive one year Breaks in Service equals or exceeds the sum of one (1) plus his years of Vesting Service prior to such Break in Service. Any Employee whose Vesting Service had not been canceled as of December 31, 1988 and who has one (1) Hour of Service on or after January 1, 1989, shall only be treated as a new Employee upon reemployment if he incurs a six (6) year Break in Service before he completes five (5) years of Vesting Service.

          For purposes of crediting an Employee's service for vesting prior to May 1, 1976, termination of employment shall be considered a Break in Service which caused the Employee to lose all non-vested credit under the Plan and be treated as a new Employee upon rehire.

          Section 3.05. Hour of Service. For purposes of this Plan, an Employee shall receive credit for an Hour of Service for each hour the Employee is directly or indirectly paid or entitled to payment by the Company including any hour for which back pay is awarded irrespective of mitigation of damages; provided, however, for any single continuous period during which no work is performed, no credit shall be given for any hours in excess of five hundred one (501). Any Participant, however, with a compensable injury will be credited for time lost from work for a maximum of eighteen (18) months. In determining the number of hours for which no work was performed, the method of determination shall be in accordance with the Department of Labor Regulation,
Section 2530.200b-2(b) and (c).

          Section 3.06. Transfer of Employment. (a) In the event an individual employed by the Company and covered by Gehl Company Retirement Income Plan "A" or Gehl Company Retirement Income Plan "C" transfers after May 1, 1980, in the case of Plan "A," or between May 1, 1980 and December 31, 1989, in the case of Plan "C," into the status of an Employee for a period of at least one (1) year, as defined in Section 2.01(p) hereof, such Employee shall commence participation in this Plan as of the date of transfer. For any such individual who remains in the status of an Employee, his Benefit Accrual Service under Section 3.02, Vesting Service under Section 3.03, and Compensation under Section 2.01(j) shall be calculated including all years of his employment with the Company both before and after the date of transfer, subject, however, to an offset under Section 5.01 hereof for the value of any monthly benefit payable under any other qualified defined benefit pension plan sponsored by the Company for service counted hereunder.

          (b) In the event an individual employed by the Company but not covered by Plan "A" or Plan "C" transfers after December 31, 1988 into the status of an Employee, such Employee shall commence participation in this Plan as of the date of transfer. For any such individual, his Benefit Accrual Service under Section 3.02 and Compensation under Section 2.01(j) shall be calculated from the date of transfer, but Vesting Service under Section 3.03 shall include all years of his employment with the Company.

          (c) In the event that a Participant herein transfers after May 1, 1980, his employment with the Company to a status not covered by Section 2.01(p) hereof, his Accrued Benefit as defined in Section 2.01(a) shall be frozen as of the date of transfer out of the status of an Employee. Vesting Service under Section 3.03 shall continue to be credited after the date of transfer pursuant to the rules of Section 3.03. As soon as administratively feasible following each Plan Year end, the assets and liabilities for any frozen Accrued Benefit of a Participant, who is covered under another defined benefit pension plan sponsored by the Company, shall be transferred to such pension plan to the extent that no more than a pro rata share of excess plan assets would be required to be transferred as determined by the Actuary.


               ARTICLE IV.  REQUIREMENTS FOR RETIREMENT BENEFITS


          Section 4.01. Normal Retirement. A Participant shall be eligible for a Normal Retirement Pension if his employment is terminated on or after his attainment of age 65. Payment of a Normal Retirement Pension shall commence as of the first day of the month coinciding with or next following the date of Retirement. Notwithstanding the foregoing, effective April 1, 1990, benefits shall be paid or commence no later than the April 1 after the end of the calendar year in which the Participant attains age 70-1/2, even if the Participant is still employed. Such benefits shall be calculated initially as of the initial commencement date and recalculated annually during continued employment. The benefit resulting from any such recalculation shall be the greater of the monthly benefit from the preceding year or the recalculated benefit minus the actuarial equivalent (as defined in Section 5.09) of the benefits distributed to the Participant in prior years.

          Section 4.02. Early Retirement. A Participant shall be eligible for an Early Retirement Pension if his employment is terminated on or after his 55th birthday and after he has completed five (5) or more years of Vesting Service. Payment of an Early Retirement Pension shall commence as of the Participant's Normal Retirement Date. However, if a Participant requests the Committee to authorize the commencement of his Early Retirement Pension as of the first day of the month coinciding with or next following his Retirement, or as of the first day of any subsequent month which precedes his Normal Retirement Date, his Pension shall commence as of the beginning of the month so requested, but the amount thereof shall be reduced as provided in Section 5.04.

          Section 4.03. Disability Retirement. A Participant shall be eligible for a Disability Retirement Pension if his employment is terminated by reason of Disability after he (a) has completed five (5) or more years of Vesting Service, (b) has not attained age 65 and (c) has been disabled for a period of six consecutive months. Payment of a Disability Retirement Pension shall commence as of the first day of the 7th month coinciding with or next following the date employment terminates by reason of Disability.

          "Disability" under the Plan shall mean a physical or mental condition which totally and presumably permanently prevents a Participant from engaging in any substantially gainful activity, based on a medical examination by a doctor or clinic appointed by the Committee.

          Notwithstanding any other provision of this section, no Participant shall qualify for a Disability Retirement Pension if the Committee determines that his Disability results from (a) an injury suffered while engaged in a felonious or criminal act or enterprise or (b) service in the armed forces of the United States which entitles the Participant to a veteran's disability pension; but this provision shall not prevent the Participant from qualifying for a Pension under another provision of the Plan.

          Disability shall be considered to have ended and entitlement to a Disability Retirement Pension shall cease if, prior to his Normal Retirement Date, the Participant (a) is reemployed by the Company, (b) engages in any substantially gainful activity, except for such employment as is found by the Committee to be for the primary purpose of rehabilitation or not incompatible with a finding of total and permanent disability, or (c) has sufficiently recovered, in the opinion of the Committee based on a medical examination by a doctor or clinic appointed by the Committee, to be able to engage in regular employment with the Company and refuses an offer of employment of the Company, or (d) refuses to undergo any medical examination requested by the Committee, provided that a medical examination shall not be required more frequently than twice in any calendar year. If entitlement to a Disability Retirement Pension ceases in accordance with the provisions of this paragraph, such a Participant shall not be prevented from qualifying for a Pension under another provision of the Plan based on his Vesting and Benefit Accrual Service prior to Disability Retirement, and the Disability Pension payments received shall be disregarded.

          Section 4.04. Deferred Vested Pension. Effective for Participants who complete at least one Hour of Service on or after January 1, 1989, a Participant shall be eligible for a Deferred Vested Pension in accordance with the provisions of Section 5.05 if his employment is terminated before death or Retirement after he has completed at least five (5) years of Vesting Service.

          Section 4.05. Pre-Retirement Surviving Spouse Annuity Pension. (a) Unless an election to the contrary is made as described below, if (i) an active Participant with five (5) years of Vesting Service, (ii) a Participant who terminated from employment with the Company on or after August 23, 1984 and before January 1, 1989 with ten (10) years of Vesting Service or (iii) a Participant who terminated from employment with the Company on or after January 1, 1989 and is eligible for a deferred vested benefit pursuant to
Section 4.04, dies prior to commencement of retirement benefits, his Eligible Spouse, if any, will be entitled to a Pre-Retirement Surviving Spouse Annuity Benefit. If a Participant fails to waive the surviving spouse benefit coverage as provided in this Section, any benefit payable to or on behalf of the Participant or any beneficiary shall be subject to a percentage reduction (in addition to any other applicable reductions under the Plan) for each Plan Year during which such pre-retirement survivor coverage is in effect, commencing with Plan Years after December 31, 1984. The percentage reduction for a particular year shall be based upon the age of the Participant at his birthday during that year, as determined under the following schedule:


          Attained Age             Percentage Reduction

                     Under 35                     0.0%
                       35-44                      0.1%
                       45-54                      0.2%
                       55-65                      0.5%

Prior to a Participant's attainment of age fifty-five (55), the full percentage reduction for pre-retirement survivor coverage shall be charged for any Plan Year in which the coverage is in effect for at least one day. Once a Participant attains age fifty-five (55), the percentage reduction shall be reduced to a monthly cost, which shall be charged for each month in which the pre-retirement survivor coverage is in effect for at least one day; provided, however, that the annual percentage reduction for any such Participant shall not exceed one-half percent (0.5%).

          A Participant may elect in writing on a form provided by and filed with the Committee to waive the surviving spouse benefit provided in this Section. Such election may be made (or revoked) at any time during a period commencing with the first day of the Plan Year during which the Participant attains age thirty-five (35) and ending on the date of the Participant's death. Elections filed by a Participant pursuant to this Section to waive the surviving spouse benefit coverage will be deemed invalid unless either his Eligible Spouse has executed the election form and has acknowledged the effect of the waiver and such consent is witnessed by a notary public or a Plan representative appointed by the Committee or the Participant has demonstrated to the Committee that he has no spouse of whom consent is required, his spouse cannot be located or he is excused because of other circumstances approved in federal regulations. If a Participant marries after filing an election under this Section, such election shall be void unless a new election accompanied by the aforementioned consent and acknowledgement of his Spouse is filed with the Committee. The Committee shall provide to the Participant general information with respect to the terms and conditions and the general effect of the surviving spouse benefit which may be waived pursuant to this Section pursuant to applicable regulations and in any event at least ninety (90) days prior to the commencement of the election period specified above.

          (b) If a Participant separated from employment with the Company after December 31, 1975 but prior to August 23, 1984 with a deferred vested benefit and as of August 23, 1984 was alive and had not begun to receive benefits under this Plan, the Participant may elect to have the surviving spouse benefit of this section apply by submitting a written election to the Committee on or after August 23, 1984, and prior to the commencement of his benefits under the Plan or, if earlier, his death.



                ARTICLE V.  BENEFIT ACCRUAL; AMOUNT OF BENEFIT


          Section 5.01. Benefit Accrual. The accrued monthly benefit of a Participant terminating employment on or after January 1, 1994, commencing on his Normal Retirement Date shall be equal to the greater of either paragraph
(a) or (b) following:

          (a) One percent (1%) of his Average Monthly Compensation multiplied by the number of years (including fractions of a year to the nearest one-tenth) of his Benefit Accrual Service, to a maximum of thirty-five (35) years.

          (b) Twenty dollars ($20.00) per month multiplied by the number of years (including fractions of a year to the nearest one-tenth) of his Benefit Accrual Service.

Notwithstanding any other provision herein to the contrary, the accrued benefit, including early retirement supplements, of a Participant shall not be less than the amount accrued as of the day preceding the Plan Year beginning in 1989.

          Section 5.02. Normal Retirement Pension. Subject to the following paragraph, a Participant's Normal Retirement Benefit shall be the amount determined in either (a) or (b).

          (a)  A Participant who retires on the Life Annuity form described in
Section 6.03 shall receive a monthly benefit equal to the total benefit accrued in Section 5.01.

          (b) A Participant who retires on a form of annuity other than the Life Annuity form shall receive a monthly benefit equal to the amount determined in Section 5.01 reduced to the actuarial equivalent in accordance with Section 5.09.

          Section 5.03. Deferred Retirement Pension. A Participant's Deferred Retirement Benefit shall be computed as in 5.02 above.

          Section 5.04. Early Retirement Pension. (a) A Participant who elects to retire at an Early Retirement Date shall receive a monthly pension equal to the amount of his Normal Retirement Pension, reduced in accordance with the applicable schedule below if benefits commence prior to the Normal Retirement Date.

          (b) For benefits commencing on or after January 1, 1985, for Participants who on such date are under age fifty-five (55), the schedule is:

                                   Percentage to Apply to
          Employee's Age at        Normal Retirement
          Benefit Commencement     Pension Otherwise Payable

                 65                         100.0%
                 64                          95.0
                 63                          90.0
                 62                          85.0
                 61                          80.0
                 60                          75.0
                 59                          70.0
                 58                          65.0
                 57                          60.0
                 56                          55.0
                 55                          50.0

          (c) For benefits commencing on or after January 1, 1985, for Participants who on such date are at least age fifty-five (55), the schedule of reduction factors is based on the Participant's age on January 1, 1985; the table below indicates the age at which full, unreduced benefits could commence and any earlier commencement will result in a reduction of five percent (5%) for each twelve (12) month period:

          Age on 1-1-85            Unreduced Benefits at Age
          60 or over                        62
              59                            62-1/2
              58                            63
              57                            63-1/2
              56                            64
              55                            64-1/2

Notwithstanding the above, however, effective after December 31, 1989, any Participant otherwise covered by (c) above, due to his age of fifty-five (55) or over as of January 1, 1985, shall not be covered by (c) but shall be covered by (b) if he was a highly compensated employee, as defined in Code
Section 414(q), on any date after December 31, 1983.

          Section 5.05. Deferred Vested Pension. The amount of a Participant's Deferred Vested Pension, commencing as of his Normal Retirement Date, shall be computed in accordance with Section 5.02 above. A Participant may elect pursuant to rules established by the Committee to receive his Deferred Vested Pension at any time after his attainment of age fifty-five
(55), subject to the appropriate reductions described in Section 5.04 above.

          Section 5.06. Pre-Retirement Surviving Spouse Annuity Pension. The Pre-Retirement Surviving Spouse Annuity Pension payable to a Participant's Eligible Spouse shall be equal to the amount which would have been payable to the Eligible Spouse had the Participant (i) ceased earning Benefit Accrual Service and Compensation, (ii) commenced a retirement benefit at the later of his death or the day he would have been fifty-five (55) having elected Option "B" of the Joint and Survivor Life Annuity described in Section 6.04 with his Eligible Spouse as the joint annuitant, and (iii) died the next day.

          The benefit shall commence to the Eligible Spouse on the first day of the month next following the later of (i) the Participant's death or (ii) the earlier of (A) the day he would have been fifty-five (55) (if he completed five (5) years of service prior to his death) or (B) the day he would have been sixty-five (65), and end with the payment due on the first day of the month in which the Eligible Spouse dies. If applicable, the eligible spouse may elect to defer commencement of such benefit until a date between the two dates in item (ii) above, subject to adjustment for the later commencement in accordance with the terms of Section 5.04 above.

          Section 5.07. Disability Pension. A Participant who becomes totally and permanently disabled shall be entitled at his Disability Retirement Date to a monthly benefit of $150 (One Hundred Fifty Dollars). If an Employee who is receiving disability benefits attains age sixty-five (65), he shall then receive, in lieu of a disability benefit, an amount equal to the amount which would have been payable as a normal retirement benefit if he had attained his sixty-fifth birthday on the date his permanent disability commenced. A Participant may elect, pursuant to rules established by the Committee, to receive his Normal Retirement Pension in lieu of a Disability Pension at any time after his attainment of age fifty-five (55), subject to the appropriate reductions described in Section 5.04 above.

          Section 5.08. Small Pension Payments. In the case of any retirement or death benefit with an actuarial equivalent (determined under Section 5.09) which has never exceeded $3,500, the Trustee shall pay such benefit in lump sum as soon as practicable after the end of the Plan Year in which occurs the Participant's termination of employment. A Participant whose vested benefit has been distributed or who has no vested interest shall be deemed cashed out from the Plan. No such single sum settlement shall be available to an Ontario, Canada Employee.

          Section 5.09. Actuarial Equivalents. "Actuarial equivalent" means a benefit of equivalent value calculated using the following interest and mortality rates:

          (a) Except as otherwise provided herein, for purposes of converting from one periodic form of payment to another, the interest rate shall be seven and one-half percent (7-1/2%) per annum compounded annually and the mortality rate shall be based on the 1971 Group Annuity Mortality Table for Males; and

          (b) For purposes of converting from a periodic form of payment to a lump sum form of payment under Section 5.08 or 10.06 hereof, the interest and mortality rates shall be those specified by the Pension Benefit Guaranty Corporation (hereinafter "PBGC") for valuing immediate and deferred annuities for healthy males for a plan terminating on January l prior to the date the distribution occurs.



         ARTICLE VI. MANNER AND FORM OF PAYMENT AND OPTIONAL BENEFITS


          Section 6.01. Participant's Retirement Benefit. A Participant's Retirement Pension or Deferred Vested Pension shall, except as provided under Sections 5.04, 5.05, 5.07 or 5.08, be payable in a form of annuity commencing as of the first day of the month coinciding with or next following the Participant's attainment of age sixty-five (65) or termination of employment, whichever is later, subject to the requirements of Section 4.01.

          Section 6.02. Eligible Spouse Benefit. A Participant who has an Eligible Spouse at his benefit commencement date shall be deemed to have automatically elected to have his Pension paid pursuant to Option "B" of the Joint and Survivor Life Annuity under Section 6.04 with his Eligible Spouse as the joint annuitant. Prior to his benefit commencement date, a Participant, after first receiving a written explanation of the terms and conditions of Option "B", may elect to rescind the automatic election. Subject to the conditions and restrictions of Section 6.06, such Participant may elect to have his benefit paid in accordance with a form of annuity cited in Sections 6.03, 6.04 or 6.05, each of which shall be actuarially equivalent to the Life Annuity form determined pursuant to Section 5.09. Any election under this Section will be deemed invalid unless either (i) the Participant's Eligible Spouse has executed the election form and has acknowledged the effect of the waiver and such consent is witnessed by a notary public or a Plan representative appointed by the Committee or (ii) the Participant has demonstrated to the Committee that he has no spouse of whom consent is required, his spouse cannot be located or he is excused because of other circumstances approved in federal regulations.

          Section 6.03. Life Annuity. Life Annuity form provides for monthly payments to the Participant continuing to the last day of the month in which his death occurs.

          Section 6.04. Joint and Survivor Life Annuity. Joint and Survivor Life Annuity form provides for reduced monthly payments during the lifetime of the Participant and ending after the payment for the last day of the month in which the survivor of the Participant and his joint annuitant dies. The monthly payments shall be made in accordance with one of the following options.

          Option "A" - a monthly Pension payable during the lifetime of the Participant and following his death such monthly Pension payable to his surviving annuitant for the annuitant's lifetime.

          Option "B" - a monthly Pension payable during the lifetime of the Participant and upon his death 50% of such monthly Pension payable to his surviving annuitant for the annuitant's lifetime.

          Section 6.05. Period Certain Life Annuity. Period Certain Life Annuity form provides for reduced monthly payments continuing to the first day of the month in which the Participant's death occurs or the end of the certain period (60 to 120 months, whichever duration is elected), whichever is later. If the Participant dies before the end of the certain period, payments in the same amount shall be continued to his Beneficiary to the end of such period.

          Section 6.06. Annuity Election Conditions. The following conditions and restrictions are applicable to the election of a form of annuity.

          (a) A Participant shall make his election on a form provided by the Committee or its designee.

          (b) An election must be filed with the Committee or its designee during the 90-day period prior to the Participant's benefit commencement date.

          (c) Any election previously made may be changed as provided herein prior to the expiration of the 90-day period referenced in paragraph (b) above by notifying the Committee in writing and fulfilling the applicable Plan requirements.

          (d) Except as provided in the last sentence of Section 6.04, if a Participant has elected the Joint and Survivor Life Annuity and either the Participant or his joint annuitant dies before his benefit commencement date, the election will be canceled.

          (e)  The provisions of the Plan are intended to comply with Code
Section 401(a)(9) which prescribes certain rules regarding minimum distributions and requires that death benefits be incidental to retirement benefits. All distributions under the Plan shall be made in conformance with
Section 401(a)(9) and the regulations thereunder which are incorporated herein by reference. The provisions of the Plan governing distributions are intended to apply in lieu of any default provisions prescribed in regulations; provided, however, that Code Section 401(a)(9) and the regulations thereunder override any Plan provisions inconsistent with such Code Section and regulations.

          Section 6.07. Disability Pension. A Participant who retires at his Disability Retirement Date shall receive monthly payments beginning on such Retirement Date and ending on the earliest of his Early Retirement Date, his Normal Retirement Date, his recovery from Disability or his death. If a Participant remains disabled until his Normal Retirement Date, or he elects an Early Retirement Date pursuant to Section 4.02, he shall at such Retirement Date begin to receive annuity payments as described in this Article. These benefits shall not be cumulative and the benefit commencement date for Retirement Pension shall be the day after Disability Pension ceases.

          Section 6.08. Beneficiary Designations. Subject to the spouse consent requirements in Section 6.02, each Participant who has elected a Joint and Survivor or Period Certain Life Annuity Option shall have the right at any time prior to Retirement (and thereafter with respect to the Period Certain Life Annuity Option) to designate, and rescind or change any designation of, a joint annuitant or a primary and a contingent Beneficiary or Beneficiaries to receive a Pension in the event of his death. If there is no designated Beneficiary alive when such benefit becomes payable, the Pension under the Period Certain form shall be paid to the estate of the last to die of the Participant and his designated Beneficiaries. If a primary Beneficiary dies before receiving the Pension benefits to which he is entitled, the balance of such payments shall be paid to the contingent Beneficiary. If there is no contingent Beneficiary, or if the contingent Beneficiary dies before receiving all Pension benefit payments to which he is entitled, the balance of such payments shall be paid to the estate of the last to die of such Beneficiaries. Neither the Company nor the Trustee (in its capacity as such) shall be named as Beneficiary. A designation or change of joint annuitant Beneficiary shall be made in writing on such form or forms as the Committee may require.

          Section 6.09.  Reemployment After Termination of Employment.  (a)
In the event a Participant is reemployed by the Company after he becomes entitled to benefits, any benefit payments which may have commenced shall be suspended during the period of reemployment, effective with the first payment due after the date of the Participant's reemployment. Upon his subsequent termination of employment, the Participant shall be entitled to benefits based upon his prior Benefit Accrual Service, his Benefit Accrual Service during the period of reemployment, his Average Monthly Compensation as of his last date of termination of employment and other relevant factors, but reduced by the actuarial equivalent of any benefits paid to him prior to age sixty-five (65) as determined under Section 5.09, provided that the Participant's accrued benefit prior to any reduction for benefits previously paid shall not be less than the amount of his accrued benefit prior to his reemployment. Such benefits shall be payable in the form determined under Article VI. For purposes of computing his Average Monthly Compensation, the period of absence from his prior termination date to the date of his reemployment shall be excluded in determining the applicable five (5) and ten (10) calendar year periods.

          (b) Notwithstanding subsection (a) of this Section, a Participant who has attained age sixty-five (65) and receives payment for fewer than forty
(40) Hours of Service as defined in Section 3.05 for any calendar month during his period of reemployment shall be deemed to have again terminated employment and shall be entitled to benefit payments hereunder for such month. However, such a Participant shall be deemed to have been reemployed, and his benefits shall be suspended in accordance with subsection (a) of this Section as of the first day of any subsequent month for which he actually receives payment for forty (40) or more Hours in a calendar month.

          (c) If a Participant whose benefits have been suspended under this Section dies while in the employment of the Company, then the only benefits payable hereunder on the Participant's account shall be the benefits under
Section 4.05 hereof if applicable.

          (d) The Committee shall adopt appropriate rules for the administration of this Section which may include rules (i) relating to the notification of affected Participants, (ii) requiring that affected Participants notify the Committee of any termination of employment and of any reemployment, and (iii) providing for the offset from future benefit payments of any benefits actually paid hereunder for a month in which such benefits should have been suspended. Such rules shall be in compliance with ERISA and the applicable regulations issued thereunder.

          Section 6.10 Early Retirement Window.

          (a) Participants listed in subsection (b) below who on December 31, 1991 are at least age fifty-seven (57) may elect during the period November 15, 1991 through December 31, 1991 to retire as of January 1, 1992 and receive the special benefits provided in this Section. For electing eligible participants,

               (i)       no early commencement reduction shall be applied in
                         Section 5.04(b);

               (ii) no pre-retirement surviving spouse annuity election reduction shall be applied in Section 4.05(a);

               (iii) until attainment of age 62, a special supplement of $600 shall be paid each month;

               (iv) until attainment of age 65, a special supplement shall be paid each month of $171 for a participant with single health coverage as of December 31, 1991 and of $436 for a participant with family health coverage as of such date; and

               (v) for Gehl Agriculture Division sales personnel, the definition of Compensation in Section 2.01(j) shall not be subject to the seventy-five percent (75%) limitation on aggregate guaranteed salary and commission.

          (b) The Participants eligible for this early retirement window option are:

       Bandy, John C.          Haas, Lawrence J.   Schmeling, Marvin M.
       Bobholz, Maurice G.     Hadler, Howard N.   Smith, Richard M.
       Boone, James H.         Klein, Ralph E.     Spaeth, Charles J.
       Bowling, John R.        Kloke, Ellen M.     Stotesbery, Darrell L.
       Bruesewitz, Leroy W.    Koth, Keith K.      Stotesbery, Gerald L.
       Cline, Paul A.          Leverenz, John H.   Thelen, Norbert W.
       Cudnohoske, Kenneth C.  Luckert, Gerald J.  Weber, Ira W.
       Dell, Arthur P.         Nonhof, Loren D.    Whiting, James
       Ecker, Joseph J.        Raabe, Gertrude B.  Wiedenfield, Donald H.
       Fiebig, Robert D.       Salter, Daniel A.   Woelke, Wayne
       Fischer, Herbert M.     Scheffler, David R. Yanna, Roger E.
       Givens, James G.        Scheffner, George J.
       Groeneveld, Wilbur      Schellinger, Laverne

          Section 6.11.  Early Retirement Window.

          (a) Participants listed in subsection (b) below who on December 31, 1992, are at least age fifty-seven (57) may elect during the period November 14, 1992 through December 30, 1992, to retire as of December 31, 1992 and receive the special benefits provided in this Section. For electing eligible participants, the supplemental benefit shall be equal to the sum of:

               (i) 2.5% of current salary time years of service, plus

               (ii) 30% of current salary.

          Such supplemental payment shall be made in the form of a lump sum payment or in the form of a joint and survivor life annuity using Option "B" of Section 6.04 with an actuarial equivalent monthly benefit determined pursuant to 5.09(b). The annuity form shall apply unless the Participant and spouse consent to the lump sum payment in accordance with procedures of Sections 6.02 and 6.06.

          (b) The Participants eligible for this early retirement window option are:

               Kluever, Lou Ann         Klupper, Robert J.

          Section 6.12.  Early Retirement Window.

          (a) Participant listed in subsection (b) below who on July 31, 1993, is at least age fifty-seven (57) may elect during the period April 28, 1993 through June 28, 1993, to retire as of August 1, 1993, and receive the special benefits provided in this Section. For electing eligible participants,

               (i) until attainment of age sixty-two (62), a special supplement of $500 shall be paid each month as a Social Security supplement;

               (ii) until attainment of age sixty-five (65), a special supplement shall be paid each month of $450 as a health and dental insurance supplement; and

               (iii) in lieu of the normal accrued benefit, the life only accrued benefit (subject to adjustment for optional forms of payment pursuant to the terms of the Plan using the participant's actual age) shall be increased so that it is equal to the benefit which would have been payable if the participant worked until age sixty-two (62) with no salary reduction since 9/1/91 and received three percent (3%) salary increases annually.

          (b) The Participant eligible for this early retirement window option is:

                              Erwin G. Koepp, Jr.

          Section 6.13.  Direct Transfer of Eligible Rollover Distributions.

          (a) This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover as such terms are defined herein.

          (b) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (c) An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (d) A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (e) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


           ARTICLE VII.  PLAN FINANCING:  CONTRIBUTIONS AND FUNDING


          Section 7.01. Purpose of Funding. The Plan shall be funded for the exclusive purpose of providing Pensions to Participants and their Beneficiaries and for defraying reasonable expenses in administering the Plan.

          Section 7.02. Contributions. The Company shall bear the total costs of the Plan. Such costs will include the amounts necessary to provide Pension payments to Plan Participants and their Beneficiaries and the payment of administrative expenses.

          Section 7.03. Management Form. Initially, all contributions to the Plan and all Pension payments from the Plan shall be made under the Trust Agreement.


                         ARTICLE VIII.  ADMINISTRATION


          Section 8.01. Allocation of Responsibility Among Fiduciaries for Plan Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. In general, the Board shall have the sole authority to appoint and remove members of the Committee and any Investment Manager and to amend or terminate the Plan, in whole or in part. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan. The Trustee shall have the responsibility for the proper administration and management of the Fund assets. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan, and is not required under this Plan in inquire into the propriety of any such direction, information or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Fund in any manner against investment loss or depreciation in asset value.

          Section 8.02. Appointment of Committee. The Plan shall be administered by the Committee consisting of at least three persons who shall be appointed by and serve at the pleasure of the Board. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid out of the principal or income of the Fund. Any members of the Committee who are Employees shall not receive Compensation with respect to their services for the Committee.

          Section 8.03. Claims Procedure. All claims for benefits under the Plan shall be directed to the attention of the Committee. If the Committee determines that any individual who has claimed a right to receive benefits under the Plan is not entitled to receive all or any of the benefits claimed, the claimant shall be informed of the reasons for the denial, with specific reference to pertinent Plan provisions and with a description of the review procedures set forth below.

          The claimant may within sixty days thereafter submit to the Committee by certified or registered mail such further information as will, in the claimant's opinion, establish his rights to such benefits. If, upon receipt of this further information, the Committee determines that the claimant is not entitled to the benefits claimed, it shall afford the claimant or his representative reasonable opportunity to appear personally before it, to submit issues and comments in writing, and to review pertinent documents. The Committee shall render its final decision with the specific reasons therefor in writing and shall transmit it to the claimant by certified mail within sixty days of any such appearance. The Committee shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan; any such determination or construction shall be final and binding on all parties unless arbitrary and capricious.

          Section 8.04. Records and Reports. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to:
records of Participants' service, Accrued Benefits and the percentage of such Pensions which are nonforfeitable under the Plan, notifications to Participants, and any and all reports to the appropriate governmental agencies as required by law.

          Section 8.05. Other Committee Powers and Duties. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

          (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any Pensions hereunder;

          (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for Pensions;

          (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

          (d) to receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan;

          (e) to furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (f) to receive and review the periodic valuation of the Plan made by the Actuary;

          (g) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Fund from the Trustee;

          (h) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

          The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any Pensions provided by the Plan, or to waive or fail to apply any requirements of eligibility for a Pension under the Plan.

          Section 8.06. Rules and Decisions. The Committee may adopt such rules and actuarial tables as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, the legal counsel of the Company, the Actuary, or the Trustee.

          Section 8.07. Committee Procedures. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member. The secretary shall keep a record of all meetings. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.

          All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Company and the Trustee shall not be responsible for any such action or failure to act.

          Section 8.08. Authorization of Benefit Payments. The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

          Section 8.09. Application and Forms for Pension. The Committee may require a Participant to complete and file with the Committee an application for Pension and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's current mailing address.

          Section 8.10. Facility of Payment. Whenever, in the Committee's opinion, a person entitled to receive any payment of a Pension or installment thereof hereunder is under a legal Disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a Pension or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.


              ARTICLE IX.  AMENDMENT AND TERMINATION OF THE PLAN


          Section 9.01. Amendment of the Plan. The Company reserves the right to modify or amend this Plan from time to time and to any extent that it may deem advisable including any amendment deemed necessary to ensure the continued qualification of this Plan under the provisions of the Internal Revenue Code. Any amendment shall be made pursuant to a resolution duly adopted by the Board. No amendment shall have the effect of revesting in the Company the whole or any part of the assets of this Plan or of diverting any part of the assets of this Plan to purposes other than the exclusive benefit of the Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan at any time prior to the satisfaction of all the liabilities under this Plan with respect to such persons. Employer contributions hereunder are conditioned upon their deductibility under Code
Section 404. Notwithstanding any provision herein to the contrary, to the extent a deduction is disallowed, contributions may be returned to the Employer within one year after such disallowance. No amendment shall adversely affect the Vested Deferred Pension of a Participant nor decrease a Participant's accrued benefit or vested percentage nor eliminate an optional form of distribution for a previously accrued benefit.

          Section 9.02. Termination of the Plan. This Plan may be terminated by the Company upon action of the Board at any time for any reason.

          Benefits are Non-Forfeitable: Upon full or partial termination of the Plan, the rights of all Participants to their Accrued Benefits in accordance with Section 5.01, to the date of termination shall be non-forfeitable, subject to the extent the Pension is funded.

          Section 9.03. Allocation of Assets Upon Plan Termination. Upon termination of the Plan in accordance with the provisions of Section 9.02, the Plan's assets shall be allocated in accordance with the requirements of the Pension Benefit Guaranty Corporation.

          Any residual assets of the Plan remaining after the satisfaction of all liabilities of the Plan shall be distributed to the Company.

          Section 9.04. Merger or Consolidation. No merger or consolidation with, or transfer of assets or liabilities to, any other Plan shall be made unless,

          (a) each Participant in this Plan would receive a Pension, if the Plan then terminated immediately after the merger, consolidation or transfer, which is equal to or greater than the Pension he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated, and

          (b) such other Plan is qualified under Sections 401(a) and 501(a) of the Internal Revenue Code.


                     ARTICLE X.  MISCELLANEOUS PROVISIONS


          Section 10.01. Evidence of Survival. Where a Pension payment is contingent upon the survival of any person, evidence of such person's survival must be furnished either by personal endorsement of the check drawn for such payment or by other evidence satisfactory to the Committee or its designee.

          Section 10.02. Misstated Information. If any information has been misstated on which a Pension under the Plan with respect to a person was based, such benefit shall not be invalidated, but the amount of the Pension shall be adjusted to the proper amount as determined on the basis of the correct information. Overpayments, if any, with interest as determined by the Committee or its designee shall be charged against any payments accruing with respect to the person. The Committee or its designee reserves the right to require proof of age of any person entitled to a Pension under this Plan.

          Section 10.03. Action by Company. Any action by the Company under this Plan may be by resolution of its Board or by any person or persons duly authorized by resolution of said Board to take such action.

          Section 10.04. Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Employee, as a right of any Employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its Employees, with or without cause.

          Section 10.05. Rights of Plan Assets. No Employee shall have any right to, or interest in, any assets of the Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the Pensions payable under the Plan to such Employees out of the assets of the Fund. Except as otherwise may be provided under Title IV of ERISA, all payments of Pensions as provided for in this Plan shall be made solely out of the assets of the Fund and none of the Fiduciaries shall be liable therefor in any manner. At the direction of the Committee, expenses of the Plan shall be paid from the Plan assets.

          Section 10.06. Non-alienation of Benefits. Pensions payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Participant, prior to actually being received by the person entitled to the Pension under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to a Pension hereunder. Notwithstanding the foregoing, the Trustee may recognize a qualified domestic relations order with respect to child support, alimony payments or marital property rights if such order contains sufficient information for the Committee to determine that it meets the applicable requirements of Section 414(p) of the Code. The Committee shall establish written procedures concerning the notification of interested parties and the determination of the validity of such orders. As necessary, the Committee shall determine the actuarial equivalent of applicable benefits in order to comply with any such order in accordance with Section 5.09; if any such order so directs, distribution of benefits to the alternate payee may be made at a time not permitted for distributions to the Participant and may be made in a lump sum subject to the limitation in Section 5.08.

          Section 10.07. Notice of Change of Address. It shall be the responsibility of the Deferred Vested Plan Participant to notify the Company of his current address.

          Section 10.08. Canadian Law. Notwithstanding any other provision of the Plan to the contrary, the Plan will comply in all respects with any applicable Canadian federal or provincial governmental laws and/or regulations.

          Section 10.09. Top-Heavy Restrictions. (a) Notwithstanding any provision to the contrary herein, in accordance with Code Section 416, if the Plan is a top-heavy plan for any Plan Year, then the provisions of this Section shall be applicable. The Plan is "top-heavy" for a Plan Year if as of its "determination date" (i.e. the last day of the preceding Plan Year or the last day of the Plan's first Plan Year, whichever is applicable), the total present value of the accrued benefits of key employees (as defined in Code
Section 416(i)(1) and applicable regulations) exceeds sixty percent (60%) of the total present value of the accrued benefits of all employees under the plan (excluding those of former key employees and employees who have not performed any services during the preceding five (5) year period) (as such amounts are computed pursuant to Section 416(g) and applicable regulations using a five percent (5%) interest assumption and a 1971 GAM mortality assumption) unless such plan can be aggregated with other plans maintained by the applicable controlled group in either a permissive or required aggregation group and such group as a whole is not top-heavy. Any nonproportional subsidies for early retirement and benefit options are counted assuming commencement at the age at which they are most valuable. In addition, a plan is top-heavy if it is part of a required aggregation group which is top-heavy. Any plan of a controlled group may be included in a permissive aggregation group as long as together they satisfy the Code 401(a)(4) and 410 discrimination requirements. Plans of a controlled group which must be included in a required aggregation group include any plan in which a key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated) and any plan which enables such a plan to meet the Section 401(a)(4) or 410 discrimination requirements. The present values of aggregated plans are determined separately as of each plan's determination date and the results aggregated for the determination dates which fall in the same calendar year. A "controlled group" for purposes of this Section includes any group employers aggregated pursuant to Code Sections 414(b), (c) or (m). The calculation of the present value shall be done as of a valuation date which for a defined contribution plan is the determination date and for a defined benefit plan is the date as of which funding calculations are generally made within the twelve month period ending on the determination date. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

          (b) If a defined contribution plan is top-heavy in a Plan Year, non-key employee participants who have not separated from service at the end of such Plan Year will receive allocations of employer contributions and forfeitures at least equal to the lesser of three percent (3%) of compensation (as defined in Code Section 415) for such year or the percentage of compensation allocated on behalf of the key employee for whom such percentage was the highest for such year (including any salary reduction contributions). If a defined benefit plan is top-heavy in a Plan Year and no defined contribution plan is maintained, the employer-derived accrued benefit on a life only basis commencing at the normal retirement age of each non-key employee shall be at least equal to a percentage of the highest average compensation for five consecutive years, excluding any years after such Plan permanently ceases to be top-heavy, such percentage being the lesser of (i) twenty percent (20%) or (ii) two percent (2%) times the years of service after December 31, 1983 in which a Plan Year ends in which the Plan is top-heavy.
If the controlled group maintains both a defined contribution plan and a defined benefit plan which cover the same non-key employee, such employee will be entitled to the defined benefit plan minimum and not to the defined contribution plan minimum.

          (c) If the controlled group maintains a defined benefit plan and a defined contribution plan which both cover one or more of the same key employees, and if such plans are top-heavy, then the limitation stated in a separate provision of this Plan with respect to the Code Section 415(e) maximum benefit limitations shall be amended so that a 1.0 adjustment on the dollar limitation applies rather than a 1.25 adjustment. This provision shall not apply if the Plan is not "super top-heavy" and if the minimum benefit requirements of this Section are met when two percent (2%) is changed to three percent (3%) and twenty percent (20%) is changed to an amount not greater than thirty percent (30%) which equals twenty percent (20%) plus one percent (1%) for each year such plan is top-heavy. A plan is "super top-heavy" if the ratio referred to in subsection (a) above results in a percentage in excess of ninety percent (90%) rather than a percentage in excess of sixty percent (60%).

          (d) If the Plan is top-heavy in a Plan Year, the vesting schedule shall automatically be amended for any employee employed on the first day of such year or thereafter so that the vested percentage for employer-derived benefits is equal to the greater of the vesting provided under other provisions of the Plan or the following schedule:

          Years of Service         Nonforfeitable Percentage
               1                         0%
               2                        20%
               3                        40%
               4                        60%
               5                        80%
               6 or more               100%

where "years of service" means the years credited for vesting purposes under the Plan or, if greater, the years required to be counted under Code Section 411 and applicable regulation thereto. If the Plan thereafter ceases to be top-heavy for a Plan Year, the vesting schedule above shall be disregarded and the original schedule applied, except with respect to any Participant with three (3) or more years of service and except that no Participant's vested percentage as of the end of the prior year shall be decreased. Any non-vested Participant who acquires a vested interest in the employer-derived benefit by operation of the amended vesting schedule shall not be subject thereafter to a cancellation of service. Notwithstanding anything in this Section to the contrary, the amendment of the vesting schedule pursuant to this subsection shall not affect the calculation of benefit amounts or the determination of benefit commencement dates hereunder.

          Section 10.10. Maximum Benefit. The Plan is subject to the limitations on benefits and contributions imposed by Code Section 415 which are incorporated herein by this reference. The limitation year shall be the Plan Year. In the event that there are multiple plans and the sum of the defined benefit plan fraction and the defined contribution plan fraction, as defined in Code Section 415, exceeds applicable limits for a Participant as of any December 31, then such Participant's benefit under this Plan shall be reduced until such limits are satisfied.

          Section 10.11.  Limitations on Benefits for Highly Compensated
Employees.

          (a) Notwithstanding any provision herein to the contrary, in the event the Plan is terminated, the benefit of any Participant or former Participant who is a highly compensated employee or highly compensated former employee, within the meaning of Code Section 414(q), shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

          (b) Notwithstanding any provision herein to the contrary, the annual payments from the Plan to a Participant or former Participant described in Subsection (c) below shall not exceed an amount equal to the payments which would have been made on behalf of such Participant under a single life annuity which is the Actuarial Equivalent of the sum of such Participant's Accrued Benefit and other benefits under the Plan. However, such restrictions shall not apply if:

            (i) After payment to such Participant of all benefits, the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of the Plan's current liabilities, as defined in Code Section 412(l)(7); or

           (ii) The value of the benefits for such Participant is less than one percent (1%) of the value of the plan's current liabilities, as defined in Code Section 412(l)(7), before distribution.

For purposes of this subsection (b), the term "benefits" shall include any loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the Participant's life.

          (c) The Participants and former Participants who are affected by the restriction in subsection (b) above in any Plan Year shall be limited to the twenty-five (25) highly compensated employees or highly compensated former employees of the Companies (as defined in Code Section 414(q)) whose compensation was highest in the earlier of (i) the immediately preceding Plan Year, or (ii) the last full Plan Year of such Participant's employment by the Companies.

          Section 10.12.  Retroactive Effective Date.

          (a) The following provisions shall apply retroactively from and after the Plan Year beginning in 1987:

              (i)   leased employees in Section 2.01,

             (ii)   benefit limitations in Section 10.10,

            (iii)   top-heavy rules in Section 10.09, and

             (iv)   deletion of mandatory retirement requirement in Sections
                    2.01 and 4.01.

          (b) The following provision shall apply retroactively from and after the Plan Year beginning in 1988 for Participants earning an Hour of Service in such period (i) deletion of age sixty (60) minimum age participation rule in Sections 3.01 and 3.06.

          (c) The limitations on benefits for highly compensated employees described in Section 10.11 shall apply retroactively from and after January 1, 1989.

          (d) The provision describing the direct transfer of eligible rollover distributions in Section 6.13 shall apply retroactively from and after January 1, 1993.

          (e) The maximum annual compensation considered under the Plan as described in Section 2.01(j) shall apply retroactively from and after January 1, 1994.